EXHIBIT (23)(B)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Penn Engineering & Manufacturing Corp. on Form S-8 of our report dated
February 6, 1996 (April 17, 1996 as to Note 11), appearing in the Annual Report on Form 10-K of Penn Engineering & Manufacturing Corp. for the year ended December 31, 1995 and to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.




DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

September 27, 1996